UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019 (January 25, 2019)

Goldman Sachs Private Middle Market

Credit LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On January 25, 2019, in connection with the senior secured revolving credit facility (the “Revolving Credit Facility”) among Goldman Sachs Private Middle Market Credit SPV LLC (“SPV”), Goldman Sachs Private Middle Market Credit LLC (the “Company”), State Street Bank and Trust Company and JPMorgan Chase Bank, National Association, SPV exercised its rights pursuant to the accordion option under the Revolving Credit Facility to increase the aggregate commitments under the Revolving Credit Facility by $50 million, to $515 million, effective January 25, 2019. Pursuant to the accordion option under the Revolving Credit Facility, the aggregate commitments under the Revolving Credit Facility may be increased to up to $750 million.

The foregoing description is only a summary of the material provisions of the Letter Agreement and is qualified in its entirety by reference to a copy of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Letter Agreement, dated as of January 25, 2019, among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower, Goldman Sachs Private Middle Market Credit LLC, State Street Bank and Trust Company, as collateral agent, collateral administrator, and securities intermediary and JPMorgan Chase Bank, National Association, as administrative agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit LLC

Date: January 30, 2019	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer